UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Line of Credit

On June 9, 2026, Jaguar Health, Inc. (the “Company”) entered into a common stock purchase agreement (the “ELOC Agreement”) with an accredited investor (the “Institutional Investor”), which provides that, upon the terms and subject to the conditions set forth therein, the Institutional Investor is committed to purchase up to an aggregate of $40 million of shares of Common Stock.

Under the ELOC Agreement:

(i)

Fixed Purchase: on the Commencement Date (as defined in the ELOC Agreement) and from time to time thereafter, subject to the satisfaction of certain conditions and on any business day selected by the Company where the closing sale price of the Common Stock is equal to or greater than $1.10 per share, as adjusted for any reorganization, recapitalization, stock split, reverse stock split, or other similar transactions that occur on or after the date of the ELOC Agreement (the “ELOC Floor Price”), the Company shall have the right, but not the obligation, to direct the Institutional Investor to purchase a Fixed Purchase Share Amount (as defined in the ELOC Agreement), not to exceed the applicable Fixed Purchase Maximum Amount (as defined in the ELOC Agreement), at the applicable Fixed Purchase Price (as defined in the ELOC Agreement) therefor on the applicable Fixed Purchase Date in accordance with the ELOC Agreement (each such purchase a “Fixed Purchase”); provided, however, that the Institutional Investor’s committed obligation under any single Fixed Purchase shall not exceed $1,500,000 (provided that all shares of Common Stock in respect of all prior Fixed Purchases, VWAP Purchases and Additional VWAP Purchases shall have been delivered to the Institutional Investor via Deposit/Withdrawal at Custodian (“DWAC”));

(ii)

VWAP Purchase: on the Commencement Date and from time to time thereafter, and on any business day selected by the Company where the closing sale price of the Common Stock is equal to or greater than the ELOC Floor Price, subject to the satisfaction of certain conditions, in addition to the Fixed Purchase, the Company shall also have the right, but not the obligation, to direct the Institutional Investor to purchase the applicable VWAP Purchase Share Amount (as defined in the ELOC Agreement), not to exceed the applicable VWAP Purchase Maximum Amount (as defined in the ELOC Agreement), at the applicable VWAP Purchase Price (as defined in the ELOC Agreement) therefor on the applicable VWAP Purchase Date in accordance with the ELOC Agreement (each such purchase, a “VWAP Purchase”); provided, however, that the Institutional Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases shall not exceed $4,500,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases on such VWAP Purchase Date, collectively;

(iii)

Additional VWAP Purchase: on the Commencement Date and from time to time thereafter, subject to the satisfaction of certain conditions, in addition to the Fixed Purchase and VWAP Purchase, the Company shall also have the right, but not the obligation, to direct the Institutional Investor to purchase the applicable Additional VWAP Purchase Share Amount (as defined in the ELOC Agreement), not to exceed the applicable Additional VWAP Purchase Maximum Amount (as defined in the ELOC Agreement), at the applicable Additional VWAP Purchase Price (as defined in the ELOC Agreement) therefor on the applicable Additional VWAP Purchase Date in accordance with the ELOC Agreement (each such purchase, an “Additional VWAP Purchase”); provided, however, that the Institutional Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases on the applicable Additional VWAP Purchase Date, which Additional VWAP Purchase Date shall be the same trading day as the applicable VWAP Purchase Date for such VWAP Purchase, shall not exceed $4,500,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases, collectively.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to the Institutional Investor’s ownership of the Company’s Common Stock.

In consideration for the Institutional Investor’s execution and delivery of the ELOC Agreement, the Company agreed to issue to the Institutional Investor on the effective date of the ELOC Registration Statement (as defined hereunder) $800,000 worth of the Company’s Common Stock, valued at the VWAP Purchase Price as of such effective date (the “Commitment Shares”). The Commitment Shares will be included in the ELOC Registration Statement.

Pursuant to the terms of the ELOC Agreement, until either the stockholder approval (as defined in the ELOC Agreement) (the “Stockholder Approval for the ELOC”) is obtained or certain other conditions are met, the Company shall not sell shares of Common Stock to the Institutional Investor under the ELOC Agreement to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the ELOC Agreement would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Agreement. As previously reported, the Company reconvened its 2026 annual meeting of stockholders (the “Annual Meeting”) on June 8, 2026 and obtained, among others, the Stockholder Approval for the ELOC.

Unless earlier terminated as provided thereunder, the ELOC Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the ELOC Registration Statement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Institutional Investor shall have purchased the maximum amount pursuant to the ELOC Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market (both terms as defined in the ELOC Agreement), (iv) the 30th trading day following the date on which, pursuant to or within the meaning of the applicable bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which, pursuant to or within the meaning of any applicable bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

The ELOC Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Either the Company or the Institutional Investor may also terminate the ELOC Agreement unilaterally under certain circumstances provided therein.

The ELOC Agreement includes representations, warranties, and covenants customary for a transaction of this type.

In addition, pursuant to the ELOC Agreement, the Company entered into a registration rights agreement with the Institutional Investor (the “ELOC Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement on Form S-1 (the “ELOC Registration Statement”) within 30 days after the execution date of the ELOC Agreement, to register the resale of all of (i) the shares of Common Stock to be sold and issued by the Company to the Institutional Investor under the ELOC Agreement, (ii) the Commitment Shares, and (iii) any securities of the Company issued or issuable with respect to the forementioned shares or Commitment Shares. The Company shall use its commercially reasonable efforts to have the ELOC Registration Statement declared effective by the U.S. Securities and Exchange Commission (the “SEC”) at the earliest practicable date.

The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

Copies of the ELOC Agreement and the ELOC Registration Rights Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the ELOC Agreement and the ELOC Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Preferred Stock Financing

On June 9, 2026, the Company also entered into securities purchase agreements (each a “Preferred Stock Purchase Agreement” and collectively, the “Preferred Stock Purchase Agreements”) with certain investors named therein (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 240 shares (the “Preferred Shares”) of Series P Non-Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series P Preferred Stock”), for an aggregate purchase price of $2 million (the “Preferred Stock Financing”). The Preferred Stock Financing closed June 9, 2026. The Company intends to use the proceeds from the Preferred Stock Financing for general corporate purposes, subject to the restrictions set forth in the Preferred Stock Purchase Agreements.

In consideration for the Investors’ execution and delivery of the Preferred Stock Purchase Agreements, the Company agreed to issue to the Investors within one trading day after the filing date of the Preferred Registration Statement (as defined hereunder) pre-funded warrants (the “Commencement Pre-Funded Warrant”), exercisable to purchase up to an aggregate number of shares of Common Stock equal to $72,000 divided by the greater of (i) the average VWAP of the Common Stock over the five trading day period immediately preceding the filing of the initial Registration Statement, and (ii) 20% of the Nasdaq Minimum Price (as defined in Nasdaq Rule 5635(d)(1)(A)) of Common Stock on the execution date of the Preferred Stock Purchase Agreements. The shares of Common Stock issuable upon exercise of the Commencement Pre-Funded Warrant will be included in the Preferred Registration Statement.

The Preferred Stock Purchase Agreements include representations, warranties, and covenants customary for a transaction of this type.

In addition, pursuant to the Preferred Stock Purchase Agreements, the Company entered into a registration rights agreement with the Investors (the “Preferred Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement on Form S-1 (the “Preferred Registration Statement”) within 30 days after the execution date of the Preferred Registration Rights Agreement, to register the resale of (i) all of the Redemption Shares (as defined hereunder) that may, from time to time, be issued or become issuable to the Investors under the Preferred Stock Purchase Agreements and the related Transaction Documents (as defined therein) (without regard to any limitation or restriction on purchases), (ii) the shares of Common Stock issued or issuable upon exercise of the Pre-Funded Warrants (as defined in the Preferred Stock Purchase Agreements) (the “Warrant Shares”), and (iii) any and all shares of capital stock issued or issuable with respect to the Redemption Shares or Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Preferred Stock Purchase Agreements or the Transaction Documents. The Company shall use its commercially reasonable efforts to have the Preferred Registration Statement declared effective by the SEC at the earliest practicable date.

The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

Pursuant to the terms of the Preferred Stock Purchase Agreements and the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series P Non-Convertible Preferred Stock (the “Certificate of Designation”) as described in Item 3.02 below, until the stockholder approval (as defined in the Preferred Stock Purchase Agreements and the Certificate of Designation, respectively) (the “Stockholder Approval for the Preferred Stock Financing”) is obtained, the Company shall not issue any shares of Common Stock upon redemption and/or exchange of the Preferred Shares, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Preferred Stock Purchase Agreements and the Transaction Documents would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Preferred Stock Purchase Agreements. As previously reported, the Company reconvened its Annual Meeting on June 8, 2026 and obtained, among others, the Stockholder Approval for the Preferred Stock Financing.

The form of the Preferred Stock Purchase Agreements, the Preferred Registration Rights Agreement, and the form of the Commencement Pre-Funded Warrant are filed as Exhibits 10.3, 10.4 and 4.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Preferred Stock Purchase Agreements, the Preferred Registration Rights Agreement, and the Commencement Pre-Funded Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The securities of the Company offered and sold under the Preferred Stock Purchase Agreements and the ELOC Agreement, respectively, were (or will be) offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act, and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” as defined by Rule 501 under the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series P Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Preferred Stock Financing, the Company agreed to issue shares of Series P Preferred Stock to the Investors. The preferences, rights, limitations and other matters relating to the Series P Preferred Stock are set forth in the Certificate of Designation, which the Company filed with the Secretary of State of the State of Delaware on June 8, 2026. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

The Certificate of Designation authorizes the Company to issue up to 300 of its 4,475,074 authorized shares of preferred stock as Series P Preferred Stock.

Dividends

From and after the date of the first issuance of any shares of the Series P Preferred Stock (the “Original Issue Date”), each outstanding share of Series P Preferred Stock shall commence accruing dividends (“Dividends”) on the Stated Value of each share of Series P Preferred Stock (which is $10,000) at the rate of 8% per year. Dividends shall be payable in arrears on the first trading day of each fiscal quarter (each, a “Dividend Date”). Dividends shall be payable on each Dividend Date, to each record holder of shares of Series P Preferred Stock (each a “Holder” and collectively, the “Holders”) on the applicable Dividend Date, in shares of Common Stock (“Dividend Shares”) so long as the Equity Condition (as defined in the Certificate of Designation) is satisfied on the Dividend Date, or in cash, at the election of the Company. Dividends to be paid on a Dividend Date in Dividend Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share) of Common Stock equal to the quotient obtained by dividing (i) the amount of Dividend payable on such Dividend Date less any cash dividend by (ii) the greater of (x) the Minimum Price (as defined in the Certificate of Designation) on the Dividend Date and (y) $0.546, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock (the “Floor Price”).

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series P Preferred Stock shall have no voting rights.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined below) (each, a “Liquidation Event”), each share of Series P Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock (as defined in the Certificate of Designation) and subject to (i) any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company, and (ii) the rights of the holders of any class or series of securities ranking on parity with Series P Preferred Stock upon any such Liquidation Event and the rights of the Company’s depositors and other creditors, an amount per share of Series P Preferred Stock equal to the Stated Value at such time plus any accrued but unpaid Dividend (as applicable, the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Company (other than a Chapter 7 bankruptcy) or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Liquidation Amount, the Holders of shares of Series P Preferred Stock and the holders of all Parity Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Following the payment of the Liquidation Amount, if there are any remaining assets of the Company available for distribution to its stockholders, the Series P Preferred Stock shall not participate in such distributions. Notwithstanding the foregoing, if in the event of a dissolution or winding up of the

Company in connection with a Chapter 7 bankruptcy, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Liquidation Amount, the Holders with respect to their shares of Series P Preferred Stock shall be entitled to receive out of such assets the same amount that each share of the Common Stock would receive as if each outstanding share of Series P Preferred Stock were, immediately prior to the applicable record date, fully converted (disregarding solely for such purposes any redemption or exchange limitations hereunder) to shares of Common Stock by dividing (i) Liquidation Amount by (ii) the greater of (x) the Minimum Price as of the record date and (y) the Floor Price, which amounts shall be paid pari passu with all holders of Common Stock.

Each of the following events shall be considered a “Deemed Liquidation Event”: (a) (A) a merger or consolidation in which the Company is a constituent party and in which the stockholders of the Company immediately prior to such merger or consolidation do not continue to hold a majority of the voting power of the Company or any successor entity following such merger or consolidation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; provided, however, that any of the foregoing events shall not constitute a Deemed Liquidation Event if the Company is a surviving entity that is listed or quoted for trading on a Trading Market immediately after such event. The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement’) provides that the consideration payable to the Series P Preferred Stock shall be allocated in accordance with the Certificate of Designation.

Conversion Rights

Series P Preferred Stock shall not be convertible into Common Stock or any other security of the Company and does not otherwise have any conversion rights.

Mandatory Redemption

No later than two (2) trading days following receipt by the Company of the net proceeds from any put request made by the Company pursuant to the ELOC Agreement, the Company shall redeem shares of Series P Preferred Stock outstanding at such time, at a per share redemption price equal to the Liquidation Amount and an aggregate redemption price equal to not less than 10% of such proceeds, to be paid, at the Company’s sole discretion, in cash or in such number of shares of Common Stock (the “Mandatory Redemption Shares”) equal to the quotient obtained by dividing (i) the Liquidation Amount by (ii) the greater of (x) the Minimum Price as of the date that the Mandatory Redemption Notice (as defined in the Certificate of Designation) is delivered by the Company to the Holders and (y) the Floor Price (the “Mandatory Redemption Ratio”).

Optional Redemption

The Company, at the option of its board of directors, or any duly authorized committee thereof, may, at any time after the Original Issue Date, redeem, in whole or in part, the shares of Series P Preferred Stock at the time outstanding, at a redemption price equal to the Liquidation Amount per share, with the redemption price to be paid, at the Company’s sole discretion, in cash or in such number of shares of Common Stock (the “Optional Redemption Shares”) equal to the quotient obtained by dividing (i) the Liquidation Amount by (ii) the greater of (x) the Minimum Price as of the date that the Optional Redemption Notice (as defined in the Certificate of Designation) is delivered by the Company to the Holders and (y) the Floor Price (the “Optional Redemption Ratio”).

Restrictions on Redemption

Notwithstanding anything to the contrary in the Certificate of Designation, the Company shall not issue any Redemption Shares or Dividend Shares to the extent that after such issuance, the Holder who would receive such shares together with the other Attribution Parties (as defined in the Certificate of Designation) collectively would beneficially own in excess of 4.99% (as may be adjusted from time to time in accordance with the Certificate of

Designation, the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such issuance. With the prior written consent of the Company, any Holder may from time to time increase or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and not to any other Holder.

In the event that the issuance of shares of Common Stock to a Holder upon redemption of such shares of Series P Preferred Stock or payment of the accrued and unpaid Dividend results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock, the Company may, in lieu of the shares that would otherwise be issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”), elect to issue to such Holder, for the same redemption price or a price equal to the accrued and unpaid Dividend (as applicable), a pre-funded warrant to purchase up to the number of the Excess Shares.

Notwithstanding the foregoing, the Company will not have the right to redeem any shares of Series P Preferred Stock and issue any Redemption Shares or pay any accrued and unpaid Dividend in Dividend Shares to any Holder if the total cumulative number of the Redemption Shares and the Dividend Shares issued to such Holder would exceed the Redemption Cap (as defined in the Certificate of Designation) unless (i) the Stockholder Approval for the Preferred Stock Financing is obtained to issue more than the Redemption Cap, or (ii) the Common Stock is not listed or quoted for trading on any Trading Market (as defined in the Certificate of Designation).

Triggering Events

The Triggering Events set forth in the Certificate of Designation include, among others:

(i)

the failure to file the applicable Registration Statement (as defined in the Preferred Registration Rights Agreement) with the SEC on or prior to the date that is five days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure to cause the applicable Registration Statement to be declared effective by the Commission on or prior to the date that is five days after the Commission indicates that it has no further comments to the Registration Statement;

(ii)

while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive days or for more than an aggregate of 20 days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii)	the suspension from trading or the failure of the Common Stock to be listed or quoted for trading on a Trading Market for a period of five consecutive trading days;

(iv)

the Company’s failure to pay to any Holder any Dividend on any Dividend Date (whether or not declared by the Board of Directors) or any other amount when and as due under the Certificate of Designation, the Preferred Stock Purchase Agreement or any other Transaction Document (as defined in the Preferred Stock Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the Delaware General Corporation Law), except, in the case of a failure to pay Dividends when and as due, in each such case only if such failure remains uncured for a period of at least two trading days; or

(v)	any shares of Series P Preferred Stock remain outstanding on or after the third anniversary of the Original Issue Date.

Consequences of Triggering Events

If a Triggering Event has occurred (i) the Required Holders (as defined in the Certificate of Designation) may, by notice to the Company (the “Notice of Forced Redemption”), force the Company to redeem all of the issued and outstanding shares of Series P Preferred Stock then held by the Holders for a price equal to (1) the Stated Value, plus (2) any accrued and unpaid Dividend with respect to all such shares of Series P Preferred Stock, plus (3) any and all other amounts (the “Other Amounts”) due and payable to the Holders pursuant to the Certificate of Designation of all such shares of Series P Preferred Stock (collectively, the “Total Amounts”), with such Total Amounts to be paid in such number of shares of Common Stock equal to the quotient obtained by dividing the Total Amounts by the greater of (x) the Minimum Price as of the date that a Notice of Forced Redemption is delivered by the Required Holders to the Company and (y) the Floor Price (collectively, the “Forced Redemption Shares”, and together with the Mandatory Redemption Shares and the Optional Redemption Shares, collectively the “Redemption Shares”); (ii) the Holders shall have the right to pursue any other remedies that the Required Holders may have under applicable law and/or in equity; and (iii) the Holders shall have the right to seek and receive injunctive relief from a court prohibiting the Company from issuing any of its Common Stock or Preferred Stock to any party unless the all shares of Series P Preferred Stock owned by the Holders are redeemed in full simultaneously with such issuance. Notwithstanding the foregoing, Holder will not have the right to force the Company to redeem any shares of Series P Preferred Stock and issue any Forced Redemption Shares if the total cumulative number of the Redemption Shares and Dividend Shares issued to such Holder would exceed the Redemption Cap unless (i) the Stockholder Approval is obtained to issue more than the Redemption Cap, or (ii) the Common Stock is not listed or quoted for trading on a Trading Market.

Trading Market

There is no established trading market for any of the Series P Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series P Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series P Preferred Stock will be limited.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series P Non-Convertible Preferred Stock.

4.1	Form of the Commencement Pre-Funded Warrant.

10.1	ELOC Agreement, dated June 9, 2026, by and between Jaguar Health, Inc. and the Institutional Investor named therein.

10.2	ELOC Registration Rights Agreement, dated June 9, 2026, by and between Jaguar Health, Inc. and the Institutional Investor named therein.

10.3	Form of the Preferred Stock Purchase Agreements.

10.4	Preferred Registration Rights Agreement, dated June 9, 2026, by and between Jaguar Health, Inc. and the Investors named therein.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 11, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President